Exhibit 5.1
Anthony M. Collura, P.C.

February 12 , 2009

Securities and Exchange Commission
100 F Street, N. E.
Washington, DC 20549

Re: Moggle, Inc.
    SEC File #

Ladies and Gentlemen:

This firm is counsel for Moggle Inc., a Delaware corporation (the “Company”). As such, we are familiar with the Articles of Incorporation, as amended, and the Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the registration  of up to 12,400,000 shares of the Company’s previously issued common stock, par value  $.0001 (the “Common Stock”), which are the subject of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended.

We also have examined all instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such an examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

The Company is a Delaware corporation, and , we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquires as we considered necessary to render this opinion.  We are members of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law, including its statutory provisions, the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

Based on such examination, we are of the opinion that the shares of the Common Stock that are being registered for sale by the Selling Stockholders identified in the Registration Statement  pursuant to the Registration Statement are duly authorizedvalidly issued, fully paid and non-assessable.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the firm who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent  We do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Respectfully Submitted,

/s/ Anthony M. Collura
Anthony M. Collura, P.C.